Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

September 2, 2009

Contact: Keith Schroeder

Chief Financial Officer

(918) 824-4605

ORCHIDS PAPER PRODUCTS COMPANY

CLOSES OVER-ALLOTMENT OPTION

PRYOR, OKLAHOMA (September 2, 2009) – Orchids Paper Products Company (NYSE Amex: TIS) today announced that the Company closed the sale of an additional 112,500 shares of its common stock at the public offering price of $18.50 per share. These shares were issued pursuant to the over-allotment option granted to Stephens Inc. as underwriter in conjunction with the Company’s previously announced offering of 750,000 shares of common stock completed on August 26, 2009. The Company received proceeds of approximately $2.0 million from the sale of the additional 112,500 shares after deducting the underwriting discount in addition to the $12.8 million from the previously announced sale of 750,000 shares, after deducting the underwriting discount and estimated expenses. The Company intends to use the net proceeds of the offering for the construction of a warehouse, the purchase and installation of a new converting line, and for general corporate purposes.

Stephens Inc. acted as the sole underwriter for the offering. The final prospectus supplement related to the offering was filed with the Securities and Exchange Commission on August 21, 2009. A copy of the final prospectus supplement may be obtained by contacting Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201 Attention: Syndicate Department (501-377-2130).

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This release contains forward-looking statements, including statements related to the offering and the expected use of the net proceeds, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. These statements are only predictions.

Factors that could materially affect the Company’s actual results, levels of activity, performance or achievements include, without limitation, those detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 12, 2009, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 as filed with the Securities and

Exchange Commission on August 13, 2009 and the final prospectus supplement as filed with the Securities and Exchange Commission on August 21, 2009.

The Company’s actual results may be materially different from what it expects. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

About Orchids Paper Products Company

Orchids Paper Products Company is an integrated manufacturer of tissue paper products serving the private label consumer market. The Company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins. From its operations in Pryor, Oklahoma, Orchids Paper Products Company uses recycled waste paper to produce finished tissue products that it provides to retail chains throughout the central United States. For more information on the Company and its products, visit the Company’s website at http://www.orchidspaper.com.